NEWS RELEASE
                                                         Cone Mills Corporation
                                                           Greensboro, NC 27415




                                                          For Immediate Release


                    Cone Mills Completes DIP Credit Agreement


         Greensboro, NC - December 12, 2003 - Cone Mills Corporation announced today that it had entered into a post-petition credit agreement in the amount of $45 million with Bank of America, N.A. and General Electric Capital Corporation. This debtor-in-possession financing agreement was authorized by the U. S. Bankruptcy Court for the District of Delaware by an order issued November 25, 2003. The financing will be utilized by the Company to fund its working capital needs until it can exit from the bankruptcy proceedings.

Gary Smith, Executive Vice President and Chief Financial Officer, said, "The $45 million DIP financing significantly increases our liquidity and is another step in our efforts to emerge from Chapter 11 proceedings early next year."


About Cone Mills

Founded in 1891, Cone Mills Corporation, headquartered in Greensboro, NC, is the world's largest producer of denim fabrics and one of the largest commission printers of home furnishings fabrics in North America. Manufacturing facilities are located in North Carolina and South Carolina, with a joint venture plant in Coahuila Mexico.
http://www.cone.com

                  This release includes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, reflecting management's current analysis and expectations, based on what management believes to be reasonable assumptions. These forward-looking statements include statements relating to our anticipated financial performance and business prospects. Statements preceded by, followed by or that include words such as "believe," "anticipate," "estimate," "expect," "would," and other similar expressions are to be considered such forward-looking statements. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.

Contacts:
Michael Gross              Nyssa Tussing
212.484.7721               212.484.7966

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